EXHIBIT 10.8

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION THAT WAS OMITTED IN THE EDGAR VERSION HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AGREEMENT

FOR SERVICES

This agreement for services (“Agreement”) is made by and between Loop Industries, Inc. (“Service Provider”), and Drinkfinity usa, Inc. (“Drinkfinity” or “Buyer”), for itself and on behalf of its affiliates, divisions and subsidiaries (“Affiliates”). Drinkfinity and Service Provider may each be referred to individually as a “Party” or collectively as the “Parties” hereunder.

1. TERM.

The term of this Agreement will commence as of January 1, 2017 (the “Effective Date”) and will continue through December 31, 2017 (the “Term”). In the event that the Term of this Agreement expires and there exists an outstanding executed SOW, then the provisions hereunder will continue to apply to such SOW through its expiration.

2. SCOPE OF WORK.

Service Provider will perform such services (“Services”) for Buyer in accordance with the requirements and specifications set forth in individual Statements of Work (each an “SOW”), as further set out in Exhibit 1 hereto or as otherwise to be mutually agreed between Service Provider and the Buyer, which SOW will be signed by both the Buyer and Service Provider and at a minimum include a detailed description of the Services to be performed and any deliverables to be produced (“Deliverables”), the schedule for completion of the foregoing, applicable charges, and such additional information as the Parties agree.

Service Provider may not subcontract any of its responsibilities hereunder to a third party without the prior written consent of Buyer.

3. ACCEPTANCE.

Each Deliverable will be subject to acceptance by Buyer (“Acceptance”) in accordance with procedures set forth in this Section 3. Unless otherwise agreed to in writing by the Parties, Acceptance will be based on Buyer’s determination that the Deliverables perform and provide functionality in accordance with the applicable SOW, or if the SOW fails to provide standards for any particular functionality, Buyer’s reasonable satisfaction. If any Deliverables are not acceptable, Buyer will notify Service Provider specifying its reasons in reasonable detail and Service Provider will, at no additional cost, promptly conform the Deliverables to the SOW or Buyer’s reasonable satisfaction, as applicable. If within fifteen (15) business days of written notification by Buyer, any Deliverables are still not acceptable, Buyer may, at its option: (i) terminate the applicable SOW, in whole or part, and receive a prompt refund of all fees for the portion of the SOW so terminated and any other Deliverables that are unusable as a result of such rejection; or (ii) without prejudice to Buyer’s right to implement (i) above, extend the time for Service Provider to correct the affected Deliverables. When any Deliverables are acceptable to Buyer, Buyer will notify Service Provider in writing of its Acceptance; provided, however, that if Buyer does not provide notice of acceptance or rejection specifying in detail how the Deliverables fail to conform to Buyer’s expectations within fifteen (15) business days, the Deliverables will be deemed accepted. Acceptance shall not affect any Buyer’s right with respect to Service Provider’s warranties hereunder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4. PAYMENT TERMS.

Payment terms will be net sixty (60) days from the date the invoice is received by Buyer.

If the payment due date falls on a Saturday, Sunday or holiday, the payment due date will be the next business day following such Saturday, Sunday or holiday. Payment will be deemed made (i) if by electronic funds transfer (“EFT”), upon confirmation by Drinkfinity Financial Shared Services that such EFT has been sent to Service Provider, or (ii) if by check, on the date that such check is postmarked.

Buyer will have the right to refuse payment with respect to any invoice that Buyer reasonably disputes until such dispute is resolved.

5. BILLING, FEES and EXPENSES.

The fees and expenses for Services shall be as specified in the applicable SOW.

Buyer will reimburse Service Provider for reasonable, documented out-of-pocket expenses, including transportation, lodging, and meals, incurred by Service Provider in the performance of the Services and pre-approved in writing by Buyer. Service Provider will use commercially reasonable efforts to book all Drinkfinity-related travel, if any, through Buyer’s preferred travel vendor and use all Buyer’s airfares and hotel and car rental rates. Buyer reserves the right to set a per diem limit on travel-related expenses to be incurred in the performance of the Services. If travel or other activities are also on behalf of Service Provider’s other clients or prospective clients, Buyer will be billed for its share only. Entertainment by or on behalf of Service Provider will be at no cost to Buyer.

When requested by Buyer, Service Provider will promptly provide receipts or other documentation in line item detail (e.g., description, rate, quantity) for single out-of-pocket expenses equal to or greater than $100 to substantiate the expense. In addition, unless expressly waived by Buyer in writing for specific out-of-pocket expenses, any single out-of-pocket expense must be approved by Buyer prior to being incurred. All out-of-pocket expenses will be invoiced at Service Provider’s cost, free of mark-ups or commissions. Buyer will have the right to refuse payment with respect to the portion of any invoice that fails to comply with the requirements contained in this Section 5 or that Buyer reasonably disputes, until such invoice is put into compliance or the dispute is resolved.

6. INTENTIONALLY OMMITTED.

7. INTENTIONALLY OMMITTED.

8. WARRANTIES.

Service Provider represents and warrants to Buyer that:

(i)	it possesses authority to execute, deliver, and perform this Agreement;
(ii)	execution, delivery and performance of this Agreement by Service Provider will not: (1) violate any applicable law, rule or regulation; (2) violate any of Service Provider’s agreements with, or rights of, third parties; or (3) infringe any patent, published patent application, copyright, trademark, service mark, trade secret or other intellectual property right of any third party (collectively, “Intellectual Property Rights”);
(iii)	all Services will be performed by Service Provider and Service Provider’s employees who are experienced and sufficiently skilled to perform Service Provider’s responsibilities hereunder, in accordance with industry standards, and Service Provider will remove any personnel if so requested by Buyer, and
(iv)	all Services will (1) conform in all respects to the specifications of Buyer, (2) be merchantable and fit for the purpose for which they are intended, and (3) free from defects in materials and workmanship.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9. INDEPENDENT CONTRACTOR.

Service Provider is an independent contractor and nothing will constitute Service Provider or its employees or agents as an agent or representative of Buyer for any purpose, and no representative or employee of Service Provider will be considered as having employee status with Buyer.

10. INTENTIONALLY OMITTED.

11. INDEMNIFICATION.

Service Provider will defend, indemnify and hold harmless Buyer, its affiliates and successors, assigns, officers, directors and employees (collectively, “Indemnitees”) from and against any and all claims, actions, damage, loss, liability, costs and expenses of any kind (including reasonable attorneys’ fees) (collectively, “Loss”) (i) for any actual or alleged infringement of a third party’s Intellectual Property Rights based on any products, deliverables, materials or any services furnished under this Agreement, (ii) arising from breaches of confidentiality or any breach of any term or condition of this Agreement, and (iii) incurred by or asserted against Indemnitees and arising from the acts or omissions of Service Provider’s officers, employees, agents or representatives. Service Provider will give Buyer prompt written notice of any threat, warning, or notice of any such claim or action which could have an adverse impact on the use or possession of such deliverables, materials, or services by Buyer. Service Provider will have the right to conduct the defense of any such claim or action and, consistent with Buyer’s rights hereunder, all related settlement negotiations; provided, however, Buyer is allowed to participate in such defense or negotiations to protect its respective interests. Any proposed settlement will be subject to the prior written approval of Buyer.

12. CONFIDENTIALITY.

Service Provider will preserve as strictly confidential all information related to the business of Buyer, its affiliates, its suppliers, and any other third party with whom Buyer does business that may be obtained by Service Provider (“Confidential Information”). The existence and terms of this Agreement constitutes Confidential Information under this Agreement. Service Provider will not disclose Confidential Information to any third party unless authorized by Buyer in writing and will limit access to Confidential Information to Service Provider’s employees who “need to know” for purposes of performing this Agreement, provided such employees are bound in writing to non-disclosure restrictions at least as stringent as those restrictions contained herein. Service Provider will use Confidential Information solely for the purpose of carrying out its obligations under this Agreement,

Confidential Information will not include information that is:

(a)	previously known to Service Provider, free from any obligation to keep it confidential,
(b)	publicly disclosed by Buyer,
(c)	independently developed by Service Provider without any access to Confidential Information, or
(d)	rightfully obtained from a third party not bound by any obligation of confidentiality.

Service Provider may disclose Confidential Information if required to do so pursuant to applicable law or judicial process; provided that Service Provider previously notifies Buyer in writing so that Buyer may seek to limit such disclosure. Upon termination of this Agreement for any reason or otherwise upon request of Buyer, Service Provider will return or destroy all Confidential Information in its possession or control.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13. RECORD RETENTION/RIGHT TO AUDIT AND INSPECT.

Service Provider will, at its sole cost and expense, maintain complete and accurate books and records covering all activities and transactions relating to this Agreement and will keep such records for a period of not less than three (3) years following termination of this Agreement for any reason. For the Term and for a period of three (3) years following termination for any reason, representatives from the audit division of Drinkfinity’s duly authorized, independent certified public accounting firm or the internal audit department of Drinkfinity (“Auditors”) will have the right, upon reasonable prior notice, during normal business hours, after having discussed with Service Provider the intended scope of the audit, to examine and copy, without charge to Buyer, such books and records, and all other documents and materials in the possession or under the control of Service Provider, with respect to the subject matter and terms of this Agreement that, in the reasonable judgment of Drinkfinity, have a bearing on or pertain to matters, rights, duties or obligations covered by this Agreement. Auditors will have access to inspect Service Provider’s facilities, will be permitted by Service Provider to interview current or former employees of Service Provider with respect to matters pertinent to Service Provider’s performance of this Agreement, will have access to all necessary records, and will be furnished, without charge, adequate and appropriate workspace in order to perform the examinations provided for under this Section 13.

14. INTELLECTUAL PROPERTY

The Service Provider shall remain the exclusive owner of all Deliverables and all discoveries, inventions, work, creations or know-how arising from, based on or derived from the performance of the Services by the Service Provider and any and all intellectual property rights (including, without limitation, any copyright, trade-marks or patents) therein. Each Party shall remain the owner of any pre-existing intellectual property rights belonging to such Party.

15. PUBLICITY.

Unless otherwise contemplated in a SOW, the Service Provider will not use or distribute the name or marks, refer to, or identify Buyer or its affiliates in publicity releases, interviews, promotional or marketing materials, announcements, customer listings, testimonials, or advertising without first receiving prior written consent from Buyer, except that Service Provider may in non-public meetings identify Buyer as a client of Service Provider.

16. INSURANCE.

Service Provider will obtain and maintain and keep in full force and effect, at Service Provider’s expense, the following forms of insurance with the minimum limits of insurance stated below for the benefit of Buyer:

Form of Insurance	Minimum Limits of Insurance
(i) Disability	As required by law
(ii) Unemployment	As required by law
(iii) (1) Workers Compensation and (2) Employers Liability	Statutory $1,000,000 per occurrence (BI/disease)
(iv) Professional Liability. Such insurance should be endorsed to cover Services provided by subcontractors if any.	$5,000,000 per occurrence and aggregate

(v) Commercial General Liability on an occurrence basis, including premises operations, products and completed operations, contractual liability, and personal and advertising injury coverages, naming Buyer as an additional insured by endorsement to the policy.

$1,000,000 per occurrence and aggregate
(vi) Commercial Automobile Liability covering all leased, owned and non-owned vehicles and naming Buyer as an additional insured by endorsement to the policy.	$1,000,000 per occurrence combined single limit for bodily injury and property damage liability
(vii) Umbrella Liability on a follow form basis	$5,000,000 per occurrence and aggregate excess of the Commercial General Liability and Commercial Automobile Liability Insurance

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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All insurance coverage required herein will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. Service Provider will have included in each of the insurance policies required herein a waiver of the insurer’s rights of subrogation against Buyer.

Each insurance policy will be maintained with an insurer having a rating of at least an “A-” in the most currently available Best’s Insurance Reports and will provide for at least thirty (30) days’ prior written notice to Drinkfinity in the event of any modification or cancellation. Service Provider will furnish Buyers with certificates of insurance in satisfactory form, evidencing its compliance with these provisions.

17. FORCE MAJEURE.

Neither Service Provider nor Buyer will be liable to the other for any delay or failure to perform its respective obligations hereunder if caused by an event of natural disaster, casualty, acts of God, riots, terrorism, governmental acts or such other event of similar nature that is beyond the reasonable control of the entity seeking to rely on this Section 16 to excuse its delay or failure; provided, however, that Service Provider or Buyer not have contributed in any way to such event. Service Provider will maintain commercially reasonable disaster recovery measures to prevent or cure the delay or failure. If the delay or failure continues beyond ten (10) calendar days, Drinkfinity may terminate this Agreement in whole or in part with no further liability, and will receive a pro-rata refund of any prepaid amounts remaining unearned as of the time of termination.

18. COMPLIANCE WITH LAWS.

Service Provider will comply with all applicable law and regulations. Without limiting the generality of the foregoing, Service Provider agrees that neither it, nor anyone acting on its behalf, will violate any anti-bribery laws applicable to Service Provider, either directly or in connection with its performance under this Agreement. Service Provider is responsible for obtaining any permits, licenses or governmental approval, or authorizations required for delivery of the goods and performance and completion of the Services as contemplated hereunder.

19. GOVERNING LAW/VENUE.

This Agreement will be governed by and construed under the laws of the State of New York excluding its conflict of laws rules. Service Provider and Drinkfinity irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan, New York, New York, and the appellate courts thereof.

20. DEFAULT/ TERMINATION.

Drinkfinity may terminate this Agreement by providing written notice of termination to Service Provider under the following circumstances:

(i)	in the event Service Provider fails to cure a breach within fifteen (15) business days after Drinkfinity or the affected Buyer provides written notice of such breach;
(ii)	immediately upon the voluntary or involuntary bankruptcy or insolvency of Service Provider, or if Service Provider generally fails to make, pay, and perform its obligations to Drinkfinity or the affected Buyer as such responsibilities become due; or
(iii)	at any time for any or no reason upon thirty (30) days’ written notice.

Upon termination, Drinkfinity will be entitled to a refund of (or will be entitled to withhold to the extent not yet paid) any consideration relating to any period or service subsequent to the effective date of termination. Buyer will be responsible for any non-cancelable third party expenses incurred by Service Provider prior to the date of termination provided that such expenses are otherwise reimbursable in accordance with the terms of this Agreement. Service Provider will transfer all Work and related materials to Drinkfinity or the affected Buyer and take any other requested actions for Drinkfinity or the affected Buyer to further vest title to such materials.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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21. INTENTIONALLY OMITTED.

22. SUPPLIER CODE OF CONDUCT.

At all times, this Agreement will be subject to, and Service Provider will adhere to, the Supplier Code of Conduct of Buyer’s parent company, as amended from time to time and available at: www.pepsico.com/SupplierCodeofConduct.

23. NOTICES.

All notices relating to this Agreement will be in writing and delivered personally, by overnight delivery service or first class prepaid mail with return receipt requested to the parties at the addresses set forth below

To Service Provider: 480 Fernand Poitras, Terrebonne, Québec, Canada, J6Y 1W1

To Buyer: 700 Anderson Hill Road, Purchase, New York, 10577, Attention: Vice President, Drinkfinity.

With copies to: Drinkfinity’s Chief Counsel, Global Beverages, at 700 Anderson Hill Road, Purchase, New York, 10577.

24. MISCELLANEOUS.

•	This Agreement (including all Exhibits and attachments hereto) is the entire agreement and supersedes all previous and contemporaneous communications, presentations, proposals, or agreements between them regarding the subject matter hereof.

•	No modification, amendment, supplement to, or waiver of this Agreement or any of its provisions will be binding upon the parties hereto unless made in writing and duly signed by both Service Provider and Drinkfinity.

•	Service Provider will not assign, transfer or subcontract this Agreement or the performance of Services hereunder without Drinkfinity’s prior written consent.

•	If any term or provision of this Agreement is held void, illegal, unenforceable or in conflict with any law of a state, local or Federal government having jurisdiction over this Agreement, the validity of the remaining portions or provisions of this Agreement will not be affected thereby.

•	Sections of this Agreement entitled INTELLECTUAL PROPERTY, WARRANTIES, INDEMNIFICATION, INSURANCE, and CONFIDENTIALITY will survive termination of this Agreement.

•

No failure or delay on the part of any entity in exercising any right or remedy provided in this Agreement will operate as a waiver thereof, nor will any single or partial exercise of or failure to exercise any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy provided herein or at law or in equity.

•

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures sent by electronic means (facsimile or scanned and sent via e-mail) shall be deemed original signatures.

Drinkfinity and Service Provider have caused this Agreement to be executed by their respective authorized representatives below.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Loop Industries, Inc.		Drinkfinity USA, Inc.

By:	/s/ Solomita	By:	/s/ Phyllis Fogarty
Print or Type Name:	Solomita	Print or Type Name:	Phyllis Fogarty
Title:	Chairman/CEO	Title:	Sr. Director, Marketing
Date:	02/15/2017	Date:	02/28/2017

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT 1 –STATEMENT OF WORK

Service Provider:	Loop Industries, Inc.	Statement of Work #:	1

This Statement of Work (“SOW”) is issued pursuant to the Agreement for Services effective as of January 1, 2017 (“Agreement”) between Drinkfinity USA, Inc., (“Drinkfinity”) and Loop Industries, Inc. (“Service Provider”), and incorporates the terms and conditions of the Agreement except where specifically agreed to the contrary hereunder between Service Provider and Drinkfinity. Any term not otherwise defined herein will have the meaning specified in the Agreement.

Engagement State Date:	January 1, 2017	End Date:	December 31, 2017

Services:

Service Provider shall provide Drinkfinity the management of the mail back recycling program for the Drinkfinity pods. Included in the management of the mail back program is the following:

•	Service Provider to supply Drinkfinity with custom-made bags for consumers to return Drinkfinity pods to Service Provider at a cost of $[***]. Such bags shall comply with such specifications as mutually agreed upon by the parties and shall be set up for postage payment via Loop’s account with USPS. The parties agree to discuss in good faith in the event either party desires to switch shipping methods (for example, from USPS to UPS).

•	Service Provider acknowledges that Buyer intends to communicate to consumers that “everything that gets mailed back will be recycled” or similar messaging. Service Provider agrees that its Services hereunder shall at all times align with such claims and Service Provider agrees to provide Buyer with such documentation as may be reasonably necessary to substantiate such claims.

•	For all Drinkfinity pods returned to Service Provider by consumers, Service Provider shall utilize its proprietary recycling technology to recycle all elements of such pods, as well as all additional shipping components (bags and gaylord boxes). PET portions of the pods shall be depolymerized and turned into pellets for Loop branded PET, HDPE should be dully processed into the HDPE recycling stream, Aluminum composite should be processed and recycled for other uses.

•	Service Provider agrees that Buyer shall, at its election, be permitted to collect used pods in bulk (either directly or via a third party such as a retail location) and ship such pods directly to Service Provider.

•	Implement and maintain a USPS shipping program to a warehousing location in Vermont. Service Provider will provide a credit card for USPS to charge the mail back program. Service Provider will then invoice Drinkfinity monthly (within [***] days from the close of the month) for the cost of the program with such costs to be mutually agreed upon.

Scale:

Weight Not Over (Oz.)	Single Piece
1	$[***]
2	$[***]
3	$[***]
4	$[***]
5	$[***]
6	$[***]
7	$[***]
8	$[***]
9	$[***]
10	$[***]
11	$[***]
12	$[***]
13	$[***]
14	$[***]
15	$[***]
15.999	$[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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•	Implement and maintain all costs and logistics involved in shipping and handling of the pods from Vermont to Terrebonne, Quebec. Service Provider will invoice Drinkfinity for each load that gets shipped up from Vermont. [***]. Each such load shall consist of [***] per shipment, [***] and [***] per shipment.

•	Maintain a section of Loop Industries website explaining what happens to the pods upon arrival at Service Provider’s facility. Such section shall be subject to the prior approval of Drinkfinity, such approval not to be unreasonably withheld.

•	Service Provider shall also provide Buyer with pre-approved language in order to permit Buyer to talk about the program described herein in Buyer’s digital, PR and other mediums.

•	Use social media to promote the mail back program; provided, however, all such posts referencing Drinkfinity shall be subject to the prior written approval of Drinkfinity.

Drinkfinity agrees to:

•	Provide visibility of Service Provider’s brand through mutually agreed upon co-marketing activities

•	Provide visibility of Service Provider’s logo on Drinkfinity mail back envelopes

•	Provide visibility of Service Provider’s logo and an explanation of its technology on the Drinkfinity website and via social media

•	Release a joint PR statement with mutually agreed upon language explaining the mail recycling program, and showcasing Loop’s technology

Compensation: Service Provider shall invoice Buyer on a monthly basis for Service Provider’s actual and documented third party costs associated with the procurement of shipping materials and mail back costs, plus a [***]% management fee. Such invoices shall be paid by Buyer within [***] days of receipt of invoice.

Loop Industries, Inc.		Drinkfinity USA, Inc.

By:	/s/ Solomita	By:	/s/ Phyllis Fogarty
Type or Print Name:	Solomita	Type or Print Name:	Phyllis Fogarty
Title:	Chairman/CEO	Title:	Sr. Director, Marketing
Date:	02/15/2017	Date:	02/28/2017

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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